UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 2004


                             ADVANCE NANOTECH, INC.
             (Exact name of registrant as specified in its charter)


         Colorado                        011-15499                82-0379959
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


              30 Rockefeller Plaza, 27th Floor, New York, N Y 10112
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (212) 332-4372


          (Former name or former address, if changed since last report)

ITEM 2.01. COMPLETION OF ACQUISITION OF ASSETS.

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS REGARDING THE COMPANY'S INTENTION, BELIEFS, EXPECTATIONS, OR PREDICTIONS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS AND STATEMENTS OF EXPECTATIONS, PLANS AND INTENT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, AS A RESULT, AMONG OTHER THINGS, OF CHANGES IN TECHNOLOGY, CUSTOMER EQUIREMENTS AND NEEDS. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

Effective October 1, 2004, the Registrant entered into an agreement (the "Exchange Agreement") to acquire all of the issued and outstanding common stock of Advance Nanotech Inc, a Delaware corporation ("Advance"), from the shareholders of Advance. Those shareholders (the "Advance Shareholders") are Core Capital Holdings LLC, Lyra Holdings Limited, Sterling FCS Limited, CABEL Technology, Inc., SOFI Ventures Ltd., Monmay Limited, JSMCL Capital Limited, L. Wise Investments Limited, and SBI Bioventures Limited. The acquisition transaction (the "Acquisition") closed simultaneously with the execution of the Exchange Agreement. The Registrant and its affiliates were unrelated to the shareholders of Advance or Advance prior to the execution, delivery and performance of the Exchange Agreement.

Prior to the acquisition, 17,344,568 shares of the Registrant's common stock were outstanding (no more than 20,000,000 on a fully diluted basis). Upon closing of the transaction, 70,000,000 shares of stock were issued to the former shareholders of Advance in exchange for their shares of Advance together with rights to acquire a further 1,910,000,000 shares of Artwork & Beyond Inc. ("Artwork"), if and when the Company's capital stock is changed to permit the issuance of such shares. As a result, the former shareholders of Advance , in the aggregate, own shares with the right to vote approximately 80% of the votes for directors of the Registrant, which percentage will increase to 99% on a fully diluted The Registrant's two existing directors continue to be members of the Registrant's Board of Directors, but Messrs. Linden Boyne and Magnus Gittins have joined the Registrant's Board of Directors, and the Registrant's officers have resigned and were replaced by Magnus Gittins as Chief Executive Officer and President and Linden Boyne as Chief Financial Officer, Secretary and Treasurer.

Pursuant to a separate spin-off agreement, the Registrant disposed of its entire interest in Artwork's only subsidiary prior to the acquisition of Advance, to its former President, Howard Blum, in exchange for his assumption of all of the liabilities of the Registrant and Artwork prior to the closing of the acquisition of Advance . In accordance with that spin-off agreement, at closing the former shareholders of Advance agreed to pay Howard Blum $425,000. Subsequently, certain shareholders returned 425,000 shares to the Company and the Company assumed the $425,000 liability.

The full text of the Merger Agreement may be found at Exhibit 10.2 to Form 8-K as filed with the Securities and Exchange Commission on October 10, 2004.

The Merger has been treated as a re-capitalization of Advance. Accordingly, the financial statements reflect the historical activity of Advance with the capital structure of Artwork. Prior to the Merger, Artwork had limited operations. On October 1, 2004 Artwork changed its name to Advance Nanotech, Inc.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial statements of business acquired.

The audited financial statements for Advance as of September 30, 2004, and from August 17, 2004, (Inception) to September 30, 2004, are filed as an exhibit hereto and are incorporated herein by reference.

(b)   Pro forma financial information.

The pro forma financial information for the combined balance sheet of Artwork and Advance as of September 30, 2004, and for their combined results of operations for the period from Advance's inception (August 17, 2004) to September 30, 2004, is filed as an exhibit hereto and is incorporated herein by reference.

(c)   Exhibits.

The following Exhibit is filed with this Form 8-K.

Exhibit No.       Description
-----------       -----------
99.1              Audited financial statements as of September 30, 2004 and from
                  August 17, 2004 (Inception) to September 30, 2004 and unaudited pro forma combined financial statements

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ADVANCE NANOTECH, INC.


Date: May 06, 2005                      By:   /s/ Magnus R Gittins
                                              ----------------------------------
                                        Its:  President, Chief Executive Officer
                                              Chairman of the Board
                                              (Principal Executive Officer)